                                                                   EXHIBIT 10(u)
                                                                   -------------

                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT dated as of the 17th day of May, 1999, by and between HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation (the "Company"), and RICK TAYLOR (the "Executive").

     WHEREAS, the Company wishes to employ the Executive and the Executive wishes to be employed by the Company, upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth below, the parties agree as follows:

     1.  Employment, Term.
         -----------------

     1.1  Employment.  The Company agrees to employ the Executive in the
          ----------
position and with the responsibilities, duties and authority set forth in
Section 2.

     1.2  Term.  The term of the Executive's employment under this Agreement
          ----
shall commence as of the closing of the transaction between Hanger Orthopedic Group, Inc. and NovaCare, Inc. ("NovaCare"), and shall terminate on the fifth anniversary of the date hereof, unless extended or sooner terminated in accordance with this Agreement.

     1.3  Automatic Extension.  As of the first anniversary date hereof, and as
          -------------------
of each subsequent anniversary ("Automatic Renewal Date"), unless either party shall have given notice of non-extension prior to such Automatic Renewal Date, the term of this Agreement shall be extended automatically for a period of one year.

     1.4  Office.  The Executive's principal office will be in Orange County,
          ------
California, which office shall not be changed without the Executive's consent. The Executive's secondary office shall be in Bethesda, Maryland.

     2.  Position, Duties.
         -----------------

     The Executive shall serve the Company in the position of Executive Vice President. The Executive shall also serve as the President of Hanger Prosthetics & Orthotics, Inc. The Executive shall further serve as the President of NovaCare Orthotics & Prosthetics, Inc. after its acquisition by the Company from NovaCare. The Executive shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said position, as shall be assigned to him from time to time by the Chief Executive Officer and the Board of Directors of the Company. The Executive shall report to the Chief Operating Officer of the Company. The Executive shall devote his full business time and attention to the performance of his duties and responsibilities hereunder.

     3.  Salary, Incentive Bonus, Stock Options, Other Benefits.
         -------------------------------------------------------

     3.1  Salary.  During the term of this Agreement, the Company shall pay to
          ------
the Executive a minimum base salary at the rate of $325,000 per annum, payable in accordance with the standard payroll practices of the Company. The Executive shall be entitled to such increases in base salary during the term hereof, as shall be determined and approved by the Compensation Committee of the Board of Directors of the Company in their sole discretion, taking account of the performance of the Company and the Executive, and other factors generally considered relevant to the salaries of executives holding similar positions with enterprises comparable to the Company.

     3.2  Bonus.  (a) In addition to the base salary provided for in Section
          -----
3.1, the Executive shall participate in the Company's current bonus plan for senior corporate officers (the "Bonus Plan"), as approved by the Compensation Committee of the Board of Directors, in each calendar year of the Company falling during the term of this Agreement. The target bonus for Executive will be at least 60% of base salary if performance goals are met, and up to 125% of salary if performance goals are exceeded. For the remainder of 1999, a guaranteed bonus will be paid, prorated at no less than 53.85% of Executive's annual salary. For the year 2000, a guaranteed bonus will be paid, at no less than 53.85% of Executive's annual salary. The bonus shall be payable upon or within a reasonable period of time after the receipt of the Company's audited financial statements for the applicable calendar year in accordance with the Company's normal practices.

     (b) In the event of the termination of employment of the Executive pursuant to Section 6.1 (Death), Section 6.2 (Disability), Section 6.4 (Without Cause), Section 6.5 (Voluntary Termination), or Section 7 of this Agreement, and provided that all of the terms and conditions of the Plan are satisfied including, but not limited to, the attainment of stated objectives, the Executive (or his estate or other legal representative) shall be entitled to a pro-rated bonus for the calendar year in which such termination takes place in an amount equal to the product of (i) the bonus for such calendar year determined pursuant to Section 3.2 (at a minimum amount of 100% of targeted bonus), multiplied by (ii) a fraction, the numerator of which is the number of days from the beginning of such calendar year to the date of termination, and the denominator of which is 365. In the event of the termination of employment of the Executive pursuant to Section 6.3 (Due Cause) of this Agreement, the Executive shall not be entitled to a bonus for the calendar year of the Company in which such termination takes place.

     3.3  Stock Options.  (a) The Company shall grant to Executive options to
          -------------
purchase one hundred fifty thousand (150,000) shares of common stock, $.01 par value per share (the "Stock"), pursuant to the terms of the 1991 Stock Option Plan, as amended, of the Company, upon the commencement of Executive's employment hereunder pursuant to Section 1.2 of this Agreement. The Company shall also grant to Executive options to purchase forty-six thousand six hundred sixty-seven (46,667), forty-six thousand six hundred sixty-six (46,666), and forty-six thousand six hundred sixty-six (46,666) shares of Stock, on the first, second, and third anniversaries of this Agreement. Option grants subsequent to the initial grant upon commencement of employment shall be based upon minimum net sales and net income targets adopted annually by the Board of Directors, which are derived from management-generated budgets.

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

     (b) The options provided in subparagraph (a) shall be evidenced by a stock option agreement ("Option Agreement") entered into between the Executive and the Company, which agreement shall provide for a vesting schedule of four years, in equal parts, of the Options. Notwithstanding any provisions now or hereafter existing under the 1991 Stock Option Plan, as amended, all options granted pursuant to this Agreement shall vest in full in the event of the termination of employment of the Executive pursuant to Section 6.1 (Death), Section 6.2 (Disability), Section 6.4 (Without Cause), or Section 7 of this Agreement.

     (c) Notwithstanding any provisions now or hereafter existing under the 1991 Stock Option Plan, as amended, in the event of a Change in Control (hereinafter defined), all options to purchase shares of Stock awarded to the Executive shall become fully vested as of the date of such Change in Control.

     (d) For purposes of this Agreement, a Change in Control shall be deemed to exist if:

          (i) a person, as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Executive or a group including the Executive), either (A) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having the right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office or (B) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections or directors; or

          (ii) Continuing Directors shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

          (iii) all or substantially all of the business and/or assets of the Company are disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise; or

          (iv) the Company consolidates with, or merges with or into, any other person (other than a wholly owned subsidiary of the Company), or any other person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property.

     (e) For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

     (f) Executive may participate in future awards of options to purchase Stock in a manner consistent with any stock option plan adopted by the Company for its senior corporate officers. The determination as to the amount of options, if any, shall be at the sole discretion of the Board of Directors of the Company.

     3.4  Senior Corporate Officer Benefits.  The Executive shall be entitled to
          ---------------------------------
participate in whatever benefits plans now existing or hereafter adopted by the Company's Board of Directors for the senior corporate officers of the Company. Upon a Change in Control, any interest which the Executive has in any future Supplement Executive Retirement Plan or deferred compensation plan shall immediately vest. In the event that service with the Company is a relevant factor in determining eligibility for or the amount of any benefit, the parties agree that Executive's service date shall be January 31, 1989.

     3.5  Car Allowance.  The Executive shall receive a luxury automobile leased
          -------------
by the Company, under the same terms and conditions as that enjoyed by other senior corporate officers of the Company, which terms shall include reimbursement for all fuel, toll, maintenance, insurance, and upkeep costs associated with the vehicle.

     3.6  Apartment. The Company agrees to provide Executive with a suitable
          ---------
apartment or hotel, at the Executive's choice in the Bethesda, MD area for the duration of this agreement.

     3.7  Legal Fees.  The Company agrees to reimburse Executive for legal fees
          ----------
incurred in connection with the negotiation and implementation of this Agreement, and its predecessor agreement dated April 2, 1999.

     3.8  Payments Associated with NovaCare transaction.  The Company agrees to
          ---------------------------------------------
pay Executive at closing of the transaction between the Company and NovaCare the lump sum amount of $303,750, plus an additional lump sum amount of $9,712 for benefits differential.

     3.9   Parachute penalties.  The Company agrees to provide Executive with
           -------------------
payment sufficient to provide for a gross-up of any excise, income, and other taxes resulting from imposition of the parachute penalties of the Internal Revenue Code or applicable state tax laws.

     4.  Expense Reimbursement.
         ---------------------

     During the term of this Agreement, the Company shall reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts in accordance with the Company's policies and practices for senior corporate officers.

     5.  Pension and Welfare Benefits, and Vacation.
         ------------------------------------------

     5.1  Benefit Plans.  During the term of this Agreement, the Executive will
          -------------
be eligible to participate in all employee benefit plans and programs (including, without limitation 401(k) Plan, medical, dental, life, and disability plans of the Company) offered by the Company from time to time to its senior corporate officers, subject to the provisions of such plans and programs as in effect from time to time. In the event that service with the Company is a relevant factor in determining eligibility for or the amount of any benefit, the parties agree that Executive's service date shall be January 31, 1989.

     5.2  Vacation.  The Executive shall be entitled to five (5) weeks vacation
          --------
per annum.

     6.  Termination of Employment.
         -------------------------

     6.1  Death.  In the event of the death of the Executive, the Company shall
          -----
pay to the estate or other legal representative of the Executive the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of the Executive's death and not theretofore paid to the Executive, and an additional eighteen (18) months of salary and bonus payments as a death benefit. At the election of the estate or other legal representative, such payments may be made in a lump sum within ninety (90) days of election, or as continued salary and bonus payments. The additional bonus payments shall be calculated by reference to the average annual bonus received by Executive in the five years prior to such termination in which Executive received a bonus. Rights and benefits of the estate or other legal representative of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs.

     6.2  Disability.  If the Executive shall become incapacitated by reason of
          ----------
sickness, accident or other physical or mental disability and shall be entitled to payment of benefits under the Company's long term disability plan, the employment of the Executive may be terminated by the Company or the Executive. In the event of such termination, the Company shall pay to the Executive on a monthly basis for a period of eighteen (18) months following termination the difference between Executive's monthly base salary at the time of termination and the monthly disability pay benefits received by Executive. Executive shall also be entitled to annual bonus payments for a period of eighteen (18) months following termination, calculated by reference to the average annual bonus received by Executive in the five years prior to such termination in which Executive received a bonus. At the election of Executive or his legal representative, such payments may be made in a lump sum within ninety (90) days of election, or as continued salary and bonus payments. Rights and benefits of the Executive under the other benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs.

     6.3  Due Cause.  The employment of the Executive hereunder may be
          ---------
terminated by the Company at any time for Due Cause (as hereinafter defined).
In the event of such termination, the Company shall pay to the Executive the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Executive. Rights and benefits of the Executive or his transferee under the benefit plans and programs of the Company, shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall be defined as (a) the Executive's willful and continuing failure to discharge his duties and responsibilities under this Agreement, after being given notice in writing and opportunity to cure, (b) any material act of dishonesty involving the Company, or (c) conviction of a felony.

     6.4  Termination by the Company Without Cause.  The Company may terminate
          ----------------------------------------
the Executive's employment at any time for whatever reason it deems appropriate or without reason; provided, however, that in the event that such termination is not pursuant to Section 6.1 (Death), 6.2 (Disability), 6.3 (Due Cause) or 6.5 (Voluntary Termination), the Company shall pay to the Executive severance pay in the form of salary continuation for the period of eighteen (18) months, commencing on the date of termination, at a rate equal to the base salary and one-half the bonus provided for in Section 3.1 (at the annual rate then in effect) and Section 3.2 (at the bonus level for the calendar year preceding such termination); provided, however, that the bonus payment shall be no less than
              -------- --------
50% of targeted bonus for the calendar year preceding such termination. At Executive's election, the Company shall accelerate full payment of the severance
pay in a lump sum, payable within 90 days of Executive's election.   During the
severance pay period, the Company shall continue to provide life, disability, medical, and dental coverage for the Executive at the levels which were being provided to the Executive immediately prior to the termination of his employment (or such other benefits as shall be provided to senior corporate officers of the Company in lieu of such benefits from time to time during the severance pay period) on the same basis, including Company payment of premiums and Company contributions, as such benefits are provided to other senior corporate officers of the Company. In addition, the Executive will be provided with out placement benefits commensurate with those provided to other senior corporate officers of the Company through a vendor selected by the Company. Rights and benefits of the Executive or his transferee under the other benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs.

     6.5  Voluntary Termination.  Executive may terminate his employment with
          ---------------------
the Company at any time upon sixty (60) days' prior written notice to the Company. Except as otherwise provided in this Agreement, rights and benefits of the Executive or his transferee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs.

     6.6  Stock Options and Termination.  In the event that Executive terminates
          -----------------------------
employment under Sections 6.1 (Death), 6.2 (Disability), 6.4 (Without Cause), or
Section 7, all outstanding options granted to Executive shall immediately vest, and Executive (or his estate or other legal representative, if applicable) shall have one year from termination in which to exercise such options.


     7.   Change in Control and Termination Provisions.
          --------------------------------------------

     7.1  Termination Upon Change In Control  If within a two year period
          ----------------------------------
following any Change in Control there occurs:

     (a) any termination of the Executive (other than as set forth in Section
6.1 (Death), 6.2 (Disability), 6.3 (Due Cause) or 6.5 (Voluntary Termination) of this Agreement);

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

     (b) a material diminution of the Executive's responsibilities, as compared with the Executive's responsibilities immediately prior to the Change in Control;

     (c) any reduction in the sum of Executive's annual base salary and bonus under the Company's Bonus Plan as of the date immediately prior to the Change in Control;

     (d) any failure to provide the Executive with benefits at least as favorable as those enjoyed by similarly situated senior corporate officers at the Company under the Company's pension, life insurance, medical, health and accident, disability or other written employee plans under which the form and/or amounts of benefits are prescribed in applicable documents;

     (e) any relocation of the Executive's principal site of employment to a location more than 25 miles from the Executive's principal site of employment as of the date immediately prior to the Change in Control;

     (f) any material breach of this Agreement on the part of the Company;
then, at the option of Executive, exercisable by the Executive within thirty
(30) days after the occurrence of any of the foregoing events, the Executive may resign from employment with the Company (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to the Company, and shall be entitled to the severance pay and benefit continuation provisions of Section 6.4 in their entirety, provided, however, that the severance pay shall be the total
                   -----------------
of eighteen months of the base pay then in effect and 150% of the targeted bonus for the calendar year preceding such Notice of Termination, payable, at Executive's option, either as salary continuation for 12 months, or in a lump sum, payable within 90 days of Executive's election.

     8.  Confidential Information.
         ------------------------

     8.1  Nondisclosure.  Unless the Executive secures the Company's written
          -------------
consent, the Executive will not disclose, use, disseminate, lecture upon or publish Confidential Information of which he becomes informed during his employment, whether or not developed by him.

     8.2  Confidential Information Defined.  "Confidential Information" means
          --------------------------------
information disclosed to the Executive or known by him as a result of his employment by the Company, not generally known in the industry, about the Company's services, products or customers, including, but not limited to, clinical programs, procedures and protocols, research, operating models, finance, strategic planning, client retention, data processing, insurance plans, risk management, marketing, contracting and selling, and employees.

     9.  Interference with the Company.
         -----------------------------

     The Executive will not, (a) for a period of eighteen (18) months after termination of his employment with the Company, directly or indirectly, (i) engage, whether as principal, agent, investor, representative, stockholder (other than as the holder of not more than five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded), employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within the continental United States, which is competitive with the business of the Company on the date of termination, (ii) solicit or entice or endeavor to solicit or entice away from the Company any director, officer, employee, agent or consultant of the Company, either on his own account or for any person, firm, corporation or other organization, whether or not the person solicited would commit any breach of such person's contract of employment by reason of leaving the Company's service,
(iii) solicit or entice or endeavor to solicit or entice away any of the clients or customers of the Company, either on his own account or for any other person, firm, corporation or organization, or (iv) employ any person who was a director, officer or employee of the Company, at any time during the two years preceding termination of his employment with the Company, unless such person's employment was terminated by the Company, or any person who is or may be likely to be in possession of any Confidential Information.

     The parties hereto agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants set forth in this Section 9 because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

     10.  Injunctive Relief.
          -----------------

     In the event that the Company seeks an injunction or similar equitable relief for the breach or threatened breach of the provisions of Section 8 or 9 of this Agreement, the Executive agrees that the Executive shall not use the availability of arbitration in Section 15 hereof as grounds for the dismissal of any such injunctive action.

     11.  Successors and Assigns.
          ----------------------

     11.1  Assignment by the Company.  The Company shall require any successors
           -------------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined. The Company and the Executive agree that the Company may not assign this Agreement without the express, written consent of the Executive.

     11.2  Assignment by the Executive.  The Executive may not assign this
           ---------------------------
Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Executive from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive (in the event of his incompetency) or the Executive's estate.

     12.  Governing Law.
          -------------

     This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such state. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

     13.  Entire Agreement.
          -----------------

     This Agreement contains all the understandings and representations between the parties pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them.

     14.  Amendment, Modification, Waiver.
          --------------------------------

     No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company other than the Executive. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

     15.  Arbitration.
          -----------

     The Company and the Executive will attempt amicably to resolve disagreements and disputes hereunder or in connection with the employment of Executive by negotiation. If the matter is not amicably resolved through negotiation, within thirty (30) days after written notice from either party, any controversy, dispute or disagreement arising out of or relating to this Agreement, or the breach thereof, will be subject to exclusive, final and binding arbitration, which will be conducted in Washington, DC in accordance with the Labor Arbitration Rules of Procedure of the American

Arbitration Association. Either party may bring a court action to compel arbitration under this Agreement or to enforce an arbitration award.

     16.  Notices.
          -------

     Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

     If to the Company:

                    Hanger Orthopedic Group, Inc.
                    7700 Old Georgetown Road, 2nd Floor
                    Bethesda, Maryland 20814
                    Attention: Chief Executive Officer


               If to the Executive:

                    Rick Taylor
                    23848 Skyline
                    Mission Viejo, California 92692


     17.  Severability.
          ------------

     Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     18.  Withholding.
          -----------

     Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

     19.  Survivorship.
          ------------

     The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              HANGER ORTHOPEDIC GROUP, INC.


                                      /s/ Ivan R. Sabel
                              By:________________________________
                                 Ivan R. Sabel, Chairman and
                                    Chief Executive Officer

                              /s/ Rick Taylor
                              ___________________________________
                              Rick Taylor



#69576

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